EXHIBIT 99.1
                                                                    ------------

                           AMENDMENT THREE TO AMENDED
                          AND RESTATED CREDIT AGREEMENT

         THIS AMENDMENT THREE TO AMENDED AND RESTATED CREDIT AGREEMENT ("Amendment") is made and entered into as of this 26th day of September, 2003 (the "Effective Date"), by and among NORTH AMERICAN GALVANIZING & COATINGS, INC., a Delaware corporation formerly known as Kinark Corporation ("NAGC") as "Guarantor", and NORTH AMERICAN GALVANIZING COMPANY, a Delaware corporation ("NAG") (NAGC and NAG are herein collectively referred to as "Borrowers" and separately as "Borrower"), and BANK ONE, NA (as successor by merger to Bank One, Oklahoma, NA) ("Bank").

                             INTRODUCTORY STATEMENT

         A. Reference is made to the Amended and Restated Credit Agreement dated November 26, 2001, by and among Guarantor, Borrower and Bank, as amended by the Amendment One to the Amended and Restated Credit Agreement dated October 28, 2002 and the Amendment Two to the Amended and Restated Credit Agreement dated January 28, 2003 (as amended, the "Credit Agreement"), pursuant to which exists a: (i) Term Loan initially equaling $3,692,594.87; (ii) $9,000,000 Revolving Commitment; and (iii) $3,000,000 Construction Loan which has converted to term loan with a current outstanding balance of $2,833,332. Terms used herein shall have the meaning ascribed to them in the Credit Agreement, unless otherwise defined herein.

         B. Borrowers have requested Bank to: (i) reduce the $9,000,000 Revolving Credit Facility to $7,000,000; and (ii) extend the maturity dates to January 1, 2005 as to the $7,000,000 Revolving Note, the $1,911,924.16 Term Note, and the $2,833,332 Construction Note; and Bank has agreed to accommodate Borrower's request, subject to the following:

                                    AGREEMENT

         For valuable consideration received the parties agree to the following:

1. Loan Documents. Each of the Loan Documents is hereby amended to evidence that any reference to (i) "$9,000,000" in the context of the Revolving Credit Facility is hereby amended to read "$7,000,000" and (ii) "Kinark Corporation" and/or "Kinark" shall now read "North American Galvanizing & Coatings, Inc." and/or "NAGC" as applicable. Borrowers agree to execute and deliver any certificates, documents and agreements reasonably required by Bank to evidence such name change and to verify the enforceability and priority of all rights conferred upon Bank; and Borrowers irrevocably authorize Bank to electronically file documentation it deems necessary to maintain first and prior liens in the Collateral with all necessary and appropriate filing offices.

2. Amendments to Credit Agreement.

         2.1. Revolving Credit Facility. (i) The term "Revolving Commitment" is hereby amended

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to replace the sum "$9,000,000" with "$7,000,000"; (ii) the term "Revolving
Commitment Period" is hereby amended to replace the date "June 30, 2004" with "January 1, 2005"; and (iii) the Maturity Date of the Revolving Note is hereby extended to January 1, 2005, as further evidenced by the $7,000,000 Promissory Note ("$7,000,000 Revolving Note") in form and content as set forth on Schedule "2.1" hereto.

         2.2. Term Note. The Maturity Date of the Term Note is hereby extended to January 1, 2005, as further evidenced by the $1,911,924.16 Promissory Note ("$1,911,924.16 Term Note") in form and content as set forth on Schedule "2.2" hereto.

         2.3. Construction Note. The Maturity Date of the Construction Note is hereby extended to January 1, 2005, further evidenced by the $2,833,332 Promissory Note ("$2,833,332 Construction Note") in form and content as set forth on Schedule "2.3" hereto.

         2.4. Bond L/C. The term "Bond L/C" is hereby amended to evidence that the originally issued Bond L/C (No. STI 15477) currently has a face amount of $7,744,057 and an expiry date of January 1, 2005.

3. Ratification of Loan Documents. Each Borrower hereby ratifies and confirms the Loan Documents to which they are a party, and represent and warrant that (i) all Loan Documents, including the extended Revolving Note, constitute legal and valid obligations as to Borrowers enforceable in accordance with their respective terms, and (ii) no Material Adverse Effect exists.

4. Ratification of Guaranty. Each Guarantor, whether with respect to a Guaranty pursuant to Section 3.6 of the Credit Agreement or with respect to a specific Guaranty Agreement executed and delivered pursuant to Section 3.7 of the Credit Agreement, hereby acknowledges and accepts the extension of the Revolving Note, Term Note and Construction Note and hereby ratifies and confirms their respective guaranty obligations.

5.         CONDITIONS OF LENDING.

         5.1. Effective Date. This Agreement shall be effective as of the Effective Date, subject to the Borrowers' satisfaction of all of the conditions set forth in Section 5.2. The delivery of the Loan Documents shall be made on or as of the Effective Date at such time and place as the parties shall mutually agree.

         5.2. Conditions Precedent. The effectiveness of this Credit Agreement is subject to the Borrowers' satisfaction of the following conditions precedent at or as of the Effective Date:

                  5.2.1. Loan Documents. This Agreement, the extended $7,000,000 Revolving Note, the extended $1,911,924.16 Term Note, the extended $2,833,332 Construction Note, and any other Loan Documents requested by Bank shall have been duly and validly authorized, executed and delivered to Bank by the appropriate parties thereto, all in form and substance satisfactory to Bank.

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                  5.2.2. Incumbency Certificates. If requested, the Bank shall have received a certificate executed by the duly elected and acting corporate secretary of each of the Loan Parties stating the names and titles and containing specimen signatures of the officers authorized to execute and deliver Loan Documents on behalf of such Loan Party.

                  5.2.3. Lien Searches. The Bank shall have received certified responses to UCC lien search requests reflecting that there are no effective UCC financing statements on file in any filing offices in the States of Oklahoma and Delaware (or any other state in which any of the Loan Parties is organized or in which it owns any tangible personal property) naming any of the Loan Parties as debtor, other than financing statements relating to Permitted Liens.

                  5.2.4. Other Matters. The Borrowers shall have provided the Bank with such reports, information, financial statements, and other documents as the Bank has reasonably requested to evidence the Borrowers' compliance with the terms and conditions of this Agreement and the Loan Documents.

                  5.2.5. Fees. The Borrowers shall have paid all fees provided for in this Agreement, to the extent such fees are dues and payable at or as of the Effective Date.

6. Construction; Applicable Law. This Amendment and the other Loan Documents are contracts made under, and shall be construed in accordance with, the laws of the State of Oklahoma. Nothing in this Amendment shall be construed to constitute the Bank as a joint venturer with the Borrowers or to constitute a partnership among the parties. The descriptive headings of the Sections of this Amendment are for convenience only and shall not be used in the construction of the content of this Amendment.

7. Binding Effect. This Amendment and the other Loan Documents shall be binding on, and shall inure to the benefit of, the parties hereto and their respective successors and assigns; provided, that without the prior, written consent of the Bank, neither of the Borrower will assign or transfer any of its interests, rights or obligations arising out of or relating to the Loan Documents. No third party shall be considered as an intended beneficiary of this Amendment or have any rights hereunder.

8. Severability. In the event any one or more of the provisions contained in this Amendment or the other Loan Documents shall, for any reason, be held to be invalid, illegal or unenforceable in any respect and in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision thereof.

9. Entire Amendment; Conflicting Provisions. This Amendment and the Loan Documents constitute the entire Amendment of the parties hereto with respect to the Facilities and all matters arising out of or related thereto. The Schedules attached hereto are incorporated herein for all purposes. In the event of any conflict between or among the provisions of this Amendment and the provisions of any other Loan Documents, the provisions of this Amendment shall control.


                            [Signature Page Follows]

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           IN WITNESS WHEREOF, the Bank and the Borrowers have caused this
Amendment to be duly executed effective as of the date first above written.


                                       NORTH AMERICAN GALVANIZING & COATINGS,
                                       INC., a Delaware corporation, formerly
                                       known as Kinark Corporation, as Borrower and Guarantor


                                       By   /s/ Paul R. Chastain
                                          --------------------------------------
                                          Paul R. Chastain, Vice President


                                       NORTH AMERICAN GALVANIZING
                                       COMPANY, a Delaware corporation,
                                       as Borrower and Guarantor


                                       By   /s/ Paul R. Chastain
                                          --------------------------------------
                                          Paul R. Chastain, Vice President


                                       BANK ONE, NA


                                       By   /s/ Matthew P. Clifton
                                          --------------------------------------
                                          Matthew P. Clifton, Assistant Vice
                                          President


                                       "Subsidiary Guarantors"

                                       PREMIER COATINGS, INC.,
                                       an Oklahoma corporation


                                       By   /s/ Paul R. Chastain
                                          --------------------------------------
                                          Paul R. Chastain, Vice President

                                       REINFORCING SERVICE, INC.,
                                       an Oklahoma Corporation


                                       By   /s/ Paul R. Chastain
                                          --------------------------------------
                                          Paul R. Chastain, Vice President

                                       ROGERS GALVANIZING COMPANY-KANSAS
                                       CITY, an Oklahoma corporation


                                       By   /s/ Paul R. Chastain
                                          --------------------------------------
                                          Paul R. Chastain, Vice President

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                                 Schedule "2.1"
                                 --------------

                         ($7,000,000.00 Revolving Note)


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                                 Schedule "2.2"
                                 --------------

                            ($1,911,924.16 Term Note)



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                                 Schedule "2.3"
                                 --------------

                         ($2,833,332 Construction Note)